UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2015

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Effective December 4, 2015, Baylake Corp. (the “Company”) completed its previously announced acquisition of NEW Bancshares, Inc. (“NEWBI”).  On December 4, 2015 the Company issued a press release announcing the completion of the acquisition, which is attached hereto as Exhibit 99.1.

The cash-and-stock transaction is valued at approximately $9,909,613, with 41.3% of the consideration paid through the issuance of 285,829 shares of Company common stock.  The number of shares of Company common stock issued in connection with the transaction was based on the Company’s average trading price of $14.33 per share.  As provided for in the Agreement and Plan of Merger with NEWBI, the average trading price was determined by taking the average daily high and low sale price of Company common stock on the NASDAQ Stock Market LLC for 10 trading days ending on and including December 2, 2015.  Cash consideration of approximately $5,813,683 was also paid in connection with the transaction.

Item 9.01

Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release announcing the Completion of the Company’s Acquisition of NEWBI dated December 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2015

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing the Completion of the Company’s Acquisition of NEWBI dated December 4, 2015.

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